UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

MED EX DIRECT, INC.

(Name of Registrant as Specified in Its Charter)

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□	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

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MED EX DIRECT, INC.
8001 West 26th Ave, Ste. 108
Hialeah, FL 33016

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Med Ex Direct, Inc., a Nevada corporation (the “Company”), in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect an amendment to a previously approved reverse split of our outstanding shares (“Reverse Split”) and a restatement of our Articles of Incorporation (“Restatement”) to change the name of our Company from “Vican Resources, Inc.” to “Med Ex Direct, Inc.” A copy of this Definitive Information Statement will be mailed to our shareholders as soon as practicable. We have attached a copy of the Restatement to this Information Statement for your reference.

On August 3, 2011, our board of directors and holders of a majority in interest of our voting capital stock had approved a 100:1 reverse split of our outstanding shares of common stock. The amended Reverse Split, which was approved on December 20, 2011, amends the previous reverse split by increasing the ratio of the split from 100:1 to 500:1, meaning that, for every five hundred (500) shares of common stock held immediately prior to the Reverse Split, such holder will hold one (1) share immediately following the effectiveness of the Reverse Split. Although the amended Reverse Split was approved on December 20, 2011, it will not become effective until its approval by the Financial Industry Regulatory Authority (“FINRA”). We anticipate that the effective date for the Reverse Split will be sometime in January, 2012.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Reverse Split and the Restatement were not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Reverse Split and the Restatement. The elimination of the need for a special meeting of stockholders to approve the Reverse Split and the Restatement is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Reverse Split and the Restatement. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Reverse Split and the Restatement t be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

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The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on December 18, 2011 (the “Record Date”). As of the Record Date, we had outstanding:

(i)                   114,840,020 shares of common stock;

(ii)                 5,000,000 shares of Series B Preferred Stock which are convertible into common stock at a ratio of 6 to 1 and may vote on an as-converted basis with holders of the Company’s Common Stock on all matters which common stockholders may vote;

(iii)                8,000,000 shares of Series C Preferred Stock which are convertible into common stock at a ratio of 1 to 1 and may vote on an as-converted basis with holders of the Company’s Common Stock on all matters which common stockholders may vote; and

(iv)               100,000 shares of Series A Preferred Stock which are not convertible into common stock but collectively hold 1,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

We note to you that, on December 20, 2011, the Company was reorganized and certain shares of Series B and Series C Preferred Stock were canceled and certain other shares of Series B Preferred Stock were issued. The effect of these cancellations and reissuances is described in the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 23, 2011. The beneficial ownership table below reflects the company’s principal ownership and management following such reorganization.

The transfer agent for our common stock is Standard Registrar and Transfer Company Inc., 12528 South 1840 East Draper, UT 84020.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Reverse Split and Restatement. The persons that have consented to the Reverse Split and the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Reverse Split and the Restatement.

REVERSE STOCK SPLIT

On December 19, 2011, the holders of a majority in interest of our voting capital stock approved the amended Reverse Split. On December 20, 2011, our Board of Directors approved the amended Reverse Split.

As a result of the Reverse Split, each shareholder of record on the effective date of the Reverse Split will receive one (1) share of common stock for each five hundred (500) shares of common stock they held prior to the Reverse Split, provided however, that fractions of a share shall be rounded up to the nearest whole share.

Our board of directors believes that the Reverse Split is advisable and in the best interests of the Company and its stockholders to allow the Company to execute new business plan and position itself to raise additional investment capital, if needed.

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RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in its entirety to change the name of the Company. The Restatement will be identical to our existing Articles of Incorporation except that the name of the Company will be changed from “Vican Resources, Inc.” to “Med Ex Direct, Inc.” Our authorized shares of common stock, Preferred Stock and the par value of the stock will remain unchanged.

These changes to our Articles of Incorporation will not adversely affect stockholders. We have attached a copy of the Restatement to this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock (and assuming effectiveness of the Reverse Split) as of December 20, 2011 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2) (post Reverse Split)	Percent of Class(3)
Juan Carlos Ley(4)	-	*
Kristina Hammonds(5)	-	*
Cyrus Boga(6)	835,294	6.98%
Kenneth Denos(7)	1,225,000	10.53%
Chene Gardner(8)	10,000	*
Med Ex Direct, Inc. (Florida)(9)	8,750,000	74.60%
Cumbria Capital, L.P. (10)	835,294	6.98%
Acadia Group, Inc.(11)	800,000	6.82%
All officers and directors as a group (5 persons) (12)	2,080,294	17.39%

* Indicates ownership of less than one percent (1%).

(1)     The address of each officer, director, and beneficial owner is c/o Med Ex Direct, Inc, 8001 West 26th Ave, Ste. 108, Hialeah, FL 33016.

(2)     The number of shares of Common Stock beneficially owned by any shareholder is determined by the sum of (i) all shares of Common Stock held directly or indirectly by such shareholder, and (ii) shares of Common Stock subject to options, warrants and/or conversion rights deemed beneficially owned by the shareholder that are currently exercisable or exercisable within 60 days.

(3)     The percentage ownership With respect to calculating the number of percentage of beneficial ownership, the calculation is based upon: (i) 11,729,680 shares of common stock outstanding on a post-Reverse Split basis as of December 20, 2011, and (ii) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days. The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, has exercised all applicable voting rights, and that no other shareholder has exercised such rights. Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

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(4)     Director and Chief Executive Officer of the Company. Does not include 8,750,000 shares of Common Stock held directly by Med Ex Direct, Inc., a Florida corporation (hereafter, “Med Ex Florida”), of which Mr. Ley serves as an officer and director and is a principal shareholder.

(5)     Director of the Company. Does not include 8,750,000 shares of Common Stock held directly by Med Ex Florida of which Ms. Hammonds serves as a director.

(6)     Director of the Company. Includes 600,000 shares of Common Stock held directly by Cumbria Capital, L.P. (“Cumbria”), a limited partnership owned and controlled by Mr. Boga. Also includes a convertible promissory note held directly by Cumbria in the original principal amount of $400,000 (“Note”). The Note and any installments payable thereunder are based upon a 48 month amortization, although the Note matures on June 20, 2013. Each installment payment is convertible at 85% of the five-day average bid price of the Company’s Common Stock on the date such installment becomes due. For purposes of this table, we have assumed a conversion price of $1.70 per share for the entire principal amount of the Note. The actual number of shares of Common Stock that may be received in connection with the conversion of the Note may be substantially more or less, depending on the fluctuation in the price of our Common Stock.

(7)     Director and principal beneficial shareholder of the Company. Includes 435,000 shares of Common Stock held directly by Kenneth I. Denos, P.C., a corporation owned and controlled by Mr. Denos. Also includes 800,000 shares of Common Stock held directly by Acadia Group, Inc., a corporation owned and controlled by Mr. Denos.

(8)     Chief Financial Officer of the Company. Includes 10,000 shares of Common Stock held directly by Chene C. Gardner & Associates, Inc., a corporation owned and controlled by Mr. Gardner.

(9)     Principal shareholder of the Company. Includes 8,750,000 shares of Common Stock held directly by Med Ex Florida.

(10)  Principal Shareholder of the Company. Includes 600,000 shares of Common Stock held directly and a Note which is convertible into Common Stock of the Company as further described in footnote 6 above.

(11)  Principal Shareholder of the Company. Includes 800,000 shares of Common Stock held directly.

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NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee. No director has informed us that he intends to oppose the Reverse Split and the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders. We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 8001 West 26th Ave, Ste. 108 Hialeah, FL 33016, or by calling us at (305) 576-7555. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Juan Carlos Ley

Juan Carlos Ley

Chief Executive Officer

December 28, 2011